Exhibit 3.1

BY-LAWS

OF

RESOLUTE FOREST PRODUCTS INC.

(formerly known as AbitibiBowater Inc.)

The following are the By-Laws (the “By-Laws”) of Resolute Forest Products Inc. (formerly known as AbitibiBowater Inc.), a Delaware corporation (the “Corporation”), as amended through December 4, 2014.

ARTICLE I

Meetings of Stockholders

Section 1.1 Annual Meetings.

(a) The annual meeting of the Corporation’s stockholders for the election of directors and for such other matters as may be properly brought before the stockholders’ meeting shall be held in each year on such date and at such time and place either within or without the State of Delaware as shall be determined by resolution of the Corporation’s Board of Directors (the “Board”).

(b) At an annual meeting of the Corporation’s stockholders, only business that has been properly brought before the stockholders’ meeting in accordance with the procedures set forth in this Section 1.1 may be transacted at that meeting. To be properly brought before an annual meeting of stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder of the Corporation who (A) was a stockholder of record of the Corporation when the notice required by this Section 1.1 is delivered to the Secretary and at the time of the annual meeting, (B) is entitled to vote at the annual meeting and (C) complies with the notice and other provisions of this Section 1.1. Section 1.1(b)(ii) is the exclusive means by which a stockholder of the Corporation may bring business before an annual meeting of stockholders, except (x) with respect to nominations or elections of directors which is governed by Section 1.11 and (y) with respect to proposals where the stockholder proposing such business has notified the Corporation of such stockholder’s intent to present the proposals at an annual meeting in compliance with Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and such proposals have been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, in which case the notice requirements of this Section 1.1 shall be deemed satisfied with respect to such proposals.

(c) At any annual meeting of the Corporation’s stockholders, all proposals of stockholder business brought before such meeting in accordance with Section 1.1(b)(ii) must be made by timely written notice given by a stockholder of record (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at, the office of the Corporation, addressed to the Secretary, by no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, then the notice by the stockholder to be timely must be received (A) no earlier than 90 days before such annual meeting and (B) no later than the later of (x) 60 days before such annual meeting and (y) the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(d) The Notice of Business shall set forth the following as to each item of business the stockholder shall propose to bring before the annual meeting:

(i) a description of such item of business and the reasons for conducting it at such meeting and, if such item of business shall include a proposal to amend either the Corporation’s Certificate of Incorporation or these By-Laws, the text of the proposed amendment;

(ii) the name and address of the stockholder proposing such item of business (the “Proponent”);

(iii) the class and number of shares held of record, held beneficially and represented by proxy by the Proponent as of the record date for the meeting (if such a date has been established) and as of the date of such notice and a representation that the Proponent intends to appear in person or by proxy at the meeting to propose such item of business;

(iv) any material interest of the Proponent in such item of business; and

(v) all other information that would be required to be filed with the Securities and Exchange Commission (the “SEC”) if the Proponents were participants in a solicitation subject to Section 14 of the Exchange Act.

(e) Only business that shall have been properly brought before an annual meeting of stockholders in accordance with these By-Laws shall be conducted at such meeting, and the officer or other person presiding over the meeting as provided in Section 1.5 of these By-Laws shall refuse to permit any business to be brought before such meeting that shall not have been properly brought before it in accordance with these By-Laws.

(f) If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of any stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g) A “public announcement” means disclosure in a press release reported by the Dow Jones News Service, the Associated Press or a similar national news service or in a document publicly filed by the Corporation with the SEC.

Section 1.2 Special Meetings.

(a) Special meetings of the stockholders may be called by the Board, the “Chairman” (as defined in Section 2.1), the “President and CEO” (as defined in Section 4.1) or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these By-Laws, include the power to call such meetings. Each such call shall state the time, place and purpose of the meeting. The place of the meeting may be any place stated in the call, within or outside the State of Delaware.

(b) Special meetings of stockholders shall be called by the Board upon the valid written request to the Secretary by one or more record holders of shares of stock of the Corporation representing in the aggregate one-third of the total number of shares of stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the Secretary shall be signed by the stockholder or stockholders, or a duly authorized agent of such stockholder or stockholders, requesting a special meeting and must include the information specified in Section 1.2(c) to be valid (a “Special Meeting Request”). Once properly made, a Special Meeting Request may not be revoked or invalidated by any stockholder participating in that Special Meeting Request. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the Special Meeting Request is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law or (ii) the Special Meeting Request was made in a manner that involved a violation of Section 14 of the Exchange Act.

(c) The Special Meeting Request must set forth with respect to each stockholder proposing any item of business or director nomination for a special meeting (the “Requesting Person”) the following:

(i) with respect to each item of business to be brought before the special meeting requested by the Requesting Person pursuant to this Section 1.2, the information required by Section 1.1(d) and

(ii) with respect to any nominations of directors by stockholders to be considered before the special meeting requested by the Requesting Person pursuant to this Section 1.2, the information required by Section 1.11(d).

(d) If the Requesting Person (or a qualified representative of the Requesting Person) does not appear at the special meeting of stockholders to present the applicable items of business or director nominations, such business or director election shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If there is more than one Requesting Person, the failure of any Requesting Person or a qualified representative of such Requesting Person to appear at the special meeting of stockholders to present the applicable items of business or director nominations shall not prevent such items of business or director nominations to be transacted so long as at least one Requesting Person or a qualified representative of the Requesting Person appears at the special meeting of stockholders to present such applicable items of business or director nominations.

(e) Business transacted at a special meeting shall be limited to that business brought before the meeting by or at the direction of the Board or any committee thereof. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any special meeting requested by stockholders.

Section 1.3 Notice of Meetings. Notice of each annual or special meeting of the stockholders stating the place, day and hour thereof and the purposes for which the meeting is to be held shall be given in the manner specified by Section 6.3 by the Secretary (or by a person designated for the purpose either by the Secretary or by the person or persons calling the meeting or by the Board), not less than ten or more than 60 days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 days nor more than 60 days prior to such meeting.

Section 1.4 Action; Quorum. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders. At any meeting of the stockholders, unless otherwise provided by law or by the Corporation’s Certificate of Incorporation, the holders of shares of stock of the Corporation representing at least one-third of the voting power of the stock of the Corporation issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or by proxy, shall be necessary to and shall constitute a quorum for the consideration of such question. If, however, a meeting of stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present or represented. In case of a meeting for the election of directors, such meeting may be adjourned only from day to day or for such longer periods, not exceeding 15 days each, until such directors have been elected. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted had a quorum been present at the time originally fixed for the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5 Organization. Meetings of stockholders shall be presided over by the Chairman, or in his or her absence by the President and CEO, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.6 Voting; Proxies.

(a) When a quorum is present at any meeting, all questions brought before such meeting, other than the election of directors, which shall be governed by Section 1.6(b) of these By-Laws, shall be determined by the vote of stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast on the particular matter, unless the question is one upon which, by express provisions of these By-Laws, the laws of the State of Delaware or of the Corporation’s Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(b) (i) Unless action is taken without a meeting under these By-Laws, in a non-contested election, directors shall be elected by a majority of the votes cast by stockholders present, in person or by proxy, entitled to vote in the election at a stockholders meeting at which a quorum is present. For purposes of this Section 1.6(b), a ‘majority of the votes cast’ means that the number of shares voted ‘for’ a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes ‘for’ and ‘against’ that director’s election in each case and direction to withhold authority in each case, and exclude abstentions and broker non-votes with respect to that director’s election.

(ii) In a contested election, directors shall be elected by a plurality of the votes cast by the stockholders present, in person or by proxy, entitled to vote in the election at a stockholders meeting at which a quorum is present. An election shall be considered contested if, as of the last day on which a stockholder may propose the nomination of a director for election in such election pursuant to these By-Laws, there are more nominees than positions on the Board of Directors to be filled by election at the meeting.

(iii) In the event that an incumbent director fails to receive a majority of the votes cast in a non-contested election, such director shall promptly tender his or her resignation to the Board of Directors. The Human Resources and Compensation/Nominating and Governance Committee of the Board of Directors (or other committee of the Board of Directors performing a similar function) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Human Resources and Compensation/Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation within 90 days from the date of certification of the results of the election. The director who has tendered his or her resignation pursuant to this provision shall not participate in the Human Resources and Compensation/Nominating and Governance Committee’s or the Board of Directors’ deliberations or decision with respect to the tendered resignation. The Human Resources and Compensation/Nominating and Governance Committee of the Board of Directors (or other committee of the Board of Directors performing a similar function) in making its recommendation and the Board of Directors in making its determination may consider any factors they determine relevant or appropriate.

(c) Each stockholder having the right to vote shall at every meeting of the stockholders be entitled to vote in person or by proxy; and unless otherwise provided by statute or the Corporation’s Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each outstanding share registered in its name on the books of the Corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting.

(d) Each proxy shall be in writing, executed by the stockholder giving the proxy or by his attorney thereunto authorized, or by a facsimile or other electronic means, filed with the Secretary of the Corporation, but no proxy shall be voted after three years from its date, unless the proxy expressly provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

Section 1.7 Record Date.

(a) For the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 or less than ten days before the date of such meeting. The Notice Record Date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(b) If no such record date is fixed:

(i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii) when a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 1.7, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

Section 1.8 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.9 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify the determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspector’s count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.10 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.11 Notification of Nominations.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 1.11 (or pursuant to Section 1.2) are eligible for election as directors.

(b) Nominations of persons for election to the Board may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a stockholder who (A) was a stockholder of record of the Corporation when the notice required by this Section 1.11 is delivered to the Secretary of the Corporation and at the time of the meeting, (B) is entitled to vote for the election of Directors at the meeting and (C) complies with the notice and other provisions of this Section 1.11, except with respect to nominations by a stockholder where the stockholder proposing such nomination has notified the Corporation of such stockholder’s intent to nominate a director for inclusion in the Corporation’s proxy statement, and such nominations have been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, all in compliance with Rule 14a-11 under the Exchange Act, in which case the notice requirements of this Section 1.11 shall be deemed satisfied with respect to those shareholder nominations. Section 1.11(b)(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board, except with respect to a stockholder requested special meeting, which is governed by Section 1.2. Persons nominated in accordance with Section 1.11(b)(ii) are referred to as “Stockholder Nominees”. A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder”.

(c) All nominations of Stockholder Nominees pursuant to Section 1.11(b)(ii) must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to, and received at, the office of the Corporation, addressed to the Secretary, by the following dates:

(i) with respect to an election to be held at an annual meeting of stockholders, no earlier than 90 days and no later than 60 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (A) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the prior year’s annual meeting of stockholders or (B) no annual meeting was held during the prior year, then the notice by the stockholder to be timely must be received (x) no earlier than 90 days before such annual meeting and (y) no later than the later of (1) 60 days before such annual meeting and (2) the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation;

(ii) with respect to an election to be held at a special meeting of stockholders for the election of directors (other than pursuant to a stockholder requested special meeting in which case Section 1.2(b) shall govern), no earlier than 90 days before such special meeting and no later than the later of (A) 60 days before the date of the special meeting and (B) the tenth day following the date on which notice of such meeting shall first be given to stockholders.

In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) The Notice of Nomination shall set forth the following:

(i) the name and address of the stockholder who intends to make the nomination (the “Nominating Stockholder”) and of the person or persons to be nominated (the “Stockholder Nominee”);

(ii) the class and number of shares held of record, held beneficially and represented by proxy by the Nominating Stockholder as of the record date of the meeting (if such a date has been established) and as of the date of such notice and a representation that the Nominating Stockholder intends to appear in person or by proxy at the meeting to nominate the Stockholder Nominees;

(iii) a description of all arrangements or understandings between the Nominating Stockholder and each Stockholder Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Nominating Stockholder;

(iv) such other information regarding each Stockholder Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each Stockholder Nominee been nominated, or intended to be nominated, by the Board and all other information that would be required to be filed with the SEC if the Nominating Stockholder were participants in a solicitation subject to Section 14 of the Exchange Act; and

(v) the consent in writing of each Stockholder Nominee to serve as a director of the Corporation if so elected.

(e) The Nominating Committee or the officer or other person presiding over the meeting as provided in Section 1.5 of these By-Laws shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(f) If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable Stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g) Nothing in this Section 1.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

(h) Notwithstanding any provision of this Section 1.11 to the contrary, if the number of directors to be elected to the Board at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board is not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased Board shall have been publicly announced or disclosed.

ARTICLE II

Board of Directors

Section 2.1 Election; Number; and Tenure.

(a) The members of the Board shall be elected by ballot at the annual meeting of stockholders or at a special meeting for that purpose held in place thereof. No director need be a stockholder.

(b) The total number of directors constituting the entire Board shall be fixed from time to time by the Board. The Board must be comprised entirely of independent directors, except for the President and Chief Executive Officer and, at the discretion of the Board, up to two additional directors. The independence of directors shall be determined in the good faith judgment of the Board by reference to applicable law or stock exchange requirements and any additional independence standards that may be adopted by the Board at its discretion from time to time.

(c) The Chairman of the Board (the “Chairman”) shall be elected by a majority of the Board. If the Chairman is not an independent director, one independent director selected by a majority of the Board shall serve as lead director (the “Lead Director”). The Lead Director shall chair any meeting of the independent directors in executive session.

(d) Each director shall serve for a term ending on the date of the next annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

Section 2.2 Removal; Resignation; Vacancies. A director may be removed, with or without cause, only by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Any director may resign at any time upon notice to the Corporation. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board or by a sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified at the next election of directors or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors constituting the Board will shorten the term of an incumbent director.

Section 2.3 Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4 Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by any member of the Board, the Corporation’s President and CEO, any of its Vice Presidents or its Secretary. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

Section 2.5 Telephonic Meetings Permitted. Members of the Board or any committee thereof may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. A majority of the whole Board shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the vote of a majority of the directors in attendance thereat shall be the act of the Board, except where a vote of a larger number of the directors is required by law, by the Certificate of Incorporation or by these By-Laws.

Section 2.7 Organization. Meetings of the Board shall be presided over by the Chairman, or in his or her absence by the President and CEO, or in his or her absence by a chairperson chosen at the meeting. The Corporation’s Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by law, by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1 Committees. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized, subject, however, to applicable law and the applicable provisions in the Corporation’s Certificate of Incorporation and these By-Laws, to designate by resolution or resolutions passed by a majority of the whole Board, one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these By-Laws, and subject to these By-Laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-Laws or, subject to these By-Laws, as may be determined from time to time by resolution adopted by the Board. The foregoing notwithstanding, any delegation to a committee of the power of the Board to take such actions as would require a greater than majority vote of the directors in order for the Board itself to adopt such actions must be made by such greater than majority vote.

Section 3.2 Procedures for Committees. Each committee shall keep regular minutes of its proceedings and all action by such committee shall be reported to the Board at its meeting next succeeding such action. Each committee shall fix its own rules of procedure, provided that such rules are consistent with these By-Laws, and shall meet where and as provided by such rules or by resolution of the Board. The presence of a majority of the then appointed number of each committee shall constitute a quorum and in every case in which a quorum is present an affirmative vote by a majority of the members of the committee present shall be the act of the committee.

Section 3.3 Certain Committees of the Board. Unless otherwise determined by the Board, the Board shall have only four committees: Audit; Human Resources and Compensation/Nominating and Governance; Environmental Health and Safety; and Finance. Each of the Audit and Human Resources and Compensation/Nominating and Governance committees shall consist entirely of independent directors.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Term of Office; Resignation; Removal; Vacancies. The executive officers of the Corporation shall include: (i) a President and Chief Executive Officer (the “President and CEO”), who shall also be a director; and (ii) a Secretary. The Board may, if it so determines, choose one or more Vice Presidents to serve as executive officers, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The President and CEO shall have the authority to appoint and remove any other officers of the Corporation. Any number of offices may be held by the same person. Each executive officer of the Corporation shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting. Any officer may resign at any time upon written notice to the Corporation.

Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the President and CEO or any Vice President serving as Executive Officers may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by Board, the President and CEO or any Vice President serving as Executive Officers.

ARTICLE V

Stock

Section 5.1 Certificates. The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If any shares are represented by certificates, such certificates shall be in the form approved by the Board, signed by or in the name of the Corporation by the President and CEO, and by the Treasurer or Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of the shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Miscellaneous

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 6.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 6.3 Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. If mailed, notice is given when deposited in the United States or Canadian mail, postage prepaid, directed to such person at this address as it appears on the records of the Corporation. Notice to directors may be given by facsimile, telephone or other means of electronic transmission.

Section 6.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 6.6 Time Periods. In applying any provision of these By-Laws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.